Exhibit 10.1

FORM OF EXERCISE PRICE RESET AGREEMENT

THIS EXERCISE PRICE RESET AGREEMENT (this “Agreement”), dated as of ________________, 2021 (the “Effective Date”), is by and between TARONIS FUELS, INC., a Delaware corporation (the “Company”), and ________________ (the “Holder”).

WHEREAS, for value received in connection with a private placement offering that closed in August 2020, the Company previously issued the Holder a Common Stock Purchase Warrant (the “Warrant”) to purchase shares of the Company’s common stock, par value $0.000001 (“Common Stock”), at an exercise price of $6.75 per share of Common Stock (as adjusted for the Company’s 1-for-75 reverse stock split effected on December 28, 2020, the “Original Exercise Price”);

WHEREAS, the Company desires to source additional capital for general corporate purposes;

WHEREAS, in order to entice the Holder to exercise its Warrant, the Company desires to reset the Original Exercise Price to $3.00 per share of Common Stock (the “Reset Exercise Price”);

WHEREAS, the Holder desires to exercise its Warrant in full and pay the Reset Exercise Price for each share of Common Stock; and

WHEREAS, the Company and Holder desire to enter into this Agreement pursuant to the terms as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Holder agree as follows:

1. Reset of Original Exercise Price. Subject to the terms and conditions set forth herein, the Company agrees to reset the Original Exercise Price to the Reset Exercise Price, effective on and as of the Effective Date. Other than the reset of the Original Exercise Price or as otherwise set forth herein, the Company and the Holder agree that the terms of the Warrant shall remain in full force and effect.

2. Exercise of Warrant. In consideration of the Company resetting the Original Exercise Price to the Reset Exercise Price, the Holder agrees to exercise its Warrant in full for all remaining shares of Common Stock underlying such Warrant on and effective as of the Effective Date. On the Effective Date, the Holder will deliver a signature page to this Agreement along with a completed Notice of Exercise, attached hereto as Exhibit A, and a payment to the account designated in the Notice of Exercise equal to the number of shares of Common Stock to be issued pursuant to the Notice of Exercise multiplied by the Reset Exercise Price. The Company agrees to instruct its transfer agent to issue such shares of Common Stock to the Holder within two (2) trading days following the Effective Date. The shares of Common Stock will be issued in certificate form without restrictive legend due to having been registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the Registration Statement on Form S-1 (File No. 333-248517) filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 1, 2020, in the form in which it became effective on September 9, 2020 (the “Registration Statement”) and the prospectus included in the Registration Statement, as supplemented by the prospectus filed pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended (the “Act”) on September 10, 2020.

3. Grant of Additional Warrant. The Company agrees that for every Warrant Share exercised it will grant the Holder an equivalent number of additional warrants to purchase shares of restricted Common Stock with a term of three (3) years and an exercise price of $3.00. The new warrant will be delivered within three (3) business days of the Holder’s exercise of its existing Warrant. The new warrant will be in substantially the same form as the Warrant.

4. Lock-Up Agreement. In the event the Holder exercises its Warrant for any Warrant Shares, the Holder covenants and agrees that the Holder will not, and will cause all its affiliates (as defined in Rule 144 promulgated under the Securities Act of 1933, as amended) or any person in privity with the Holder or any affiliate of the Holder not to, between the date hereof and May 31, 2021, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any of the Warrant Shares, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to any Warrant Shares owned directly by the Holder (including holding as a custodian) or with respect to which the Purchaser has beneficial ownership within the rules and regulations of the Commission, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Holder’s Warrant Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock (including the Shares) or other securities, in cash or otherwise, (iii) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Warrant Shares, or (iv) publicly disclose the intention to do any of the foregoing. Notwithstanding the foregoing, if prior to May 31, 2021 the Takeover (defined below) is unsuccessful, this provision shall be null and void and shall have no further force or effect.

5. Valid Consideration. The Holder agrees that the resetting of the Original Exercise Price to the Reset Exercise Price is fair and valid consideration for the agreements and covenants set forth in Sections, 2, 3 and 4 of this Agreement.

6. Representations. The Holder and Company represent and warrant to each other that:

6.1. If applicable, it is duly organized and validly existing under the laws of the jurisdiction of its organization and, if relevant under such laws, in good standing;

6.2. It has the power to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

6.3. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

6.4. Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)); and

6.5. The Warrant has not been previously exercised in whole or in part and the Holder is the sole record and beneficial owner of the Warrant, free and clear of any taxes and liens, security interests, adverse claims or other encumbrances of any character whatsoever, other than restrictions on resales of the Warrant or other restrictions that may exist under applicable securities laws.

7. Filing of Preliminary Consent Statement Disclosure. The Company hereby informs the Holder that on February 12, 2021 a Preliminary Consent Statement was filed by Thomas Wetherald and Tobias Welo, holders of approximately 16.7% of the Company’s outstanding Common Stock. In the event the Securities and Exchange Commission permits Wetherald and Welo to file a Definitive Consent Statement, Wetherald and Welo will be soliciting written consents of all of the Company’s shareholders to amend certain provisions of the Company’s Amended and Restated Bylaws, remove the Company’s current members of its Board of Directors, and elect five (5) new directors to the Company’s Board of Directors (the “Takeover”). The Company makes no representation as to how this process will conclude and cannot guarantee how the Company’s shareholders will respond to the Takeover. If the Takeover is successful, the current Board of Directors will be removed and it is likely senior management will be removed as well, with a likelihood that the Company could be materially and adversely affected, which could result in a partial or complete loss of your investment. In addition, the Company cannot know what Wetherald and Welo will disclose to the market, whether such information will be accurate, and the short-term or long-term effect any such disclosures will have on the Company. The Company does not know the long-term effect the Takeover will have on the Company. The Company urges the Holder to closely read the Preliminary Consent Solicitation Statement, any further filings made by Wetherald and Welo, and any filings made by the Company in response. By signing this Agreement, the Holder acknowledges it is aware of the Takeover and agrees to bear all of the risks associated with an investment in the Company’s securities.

8. Severability. It is the desire and intent of the Company and the Holder that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Agreement shall be deemed by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and in lieu of such illegal, invalid or unenforceable provision, there shall be added as part of this Agreement, a provision as similar in terms as may be possible and be legal, valid and enforceable.

9. Entire Agreement. This Agreement constitutes the entire agreement of the Company and the Holder with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, both written and oral, between the Company and Holder with respect thereto.

10. Amendments. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing the Company and the Holder.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Each party hereto shall be entitled to rely on a facsimile or “PDF” signature of any other party hereunder as if it were an original.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.

13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and the Holder and their permitted successors and assigns.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

COMPANY:

By:
Name:	Scott Mahoney
Title:	Chief Executive Officer

HOLDER:

By:
Name:

Exhibit A

Notice of Exercise

NOTICE OF EXERCISE

TO: Taronis Fuels, Inc.

(1) The undersigned hereby elects to purchase ___________ Warrant Shares of the Company for an exercise price of $3.00 per Warrant Share, and tenders herewith payment of the exercise price of _________________ in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of lawful money of the United States and shall be made by a wire transfer of immediately available funds to the following account:

Taronis Fuels, Inc.

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_______________________________________

The Warrant Shares shall be delivered to the following address:

__________________________

__________________________

(3) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Name of Investing Entity or Individual: _________________________

Signature of Authorized Signatory of Investing Entity or Individual: ______________________________

Name of Authorized Signatory: _______________________

Title of Authorized Signatory: _________________________________________

Date: _________________, 2021